UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2020

NeuBase Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(646) 450-1790
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 9, 2020, the Compensation Committee of the Board of Directors (the “Board”) of NeuBase Therapeutics, Inc. (the “Company”) approved an amended Outside Director Compensation Policy (the “Policy”). The Company intends for the Policy to formalize the Company’s policy regarding cash compensation, grants of equity and reimbursement of travel expenses to its members of the Board who are not employees of the Company (such members, the “Outside Directors”).

Cash Compensation

Under the Policy, Outside Directors will be entitled to a cash retainer of $35,000 for their service on the Board (exclusive of any participation on its Committees). Outside Directors serving on any of the Board’s Audit, Compensation and Nominating & Corporate Governance Committees in a non-Chairperson capacity will be entitled to a cash retainer of $7,500, $5,000 and $4,000, respectively, for services on such Committees, and the Chairpersons of such Committees will be entitled to twice those amounts for their collective service both as members of such Committees and as Chairpersons of such Committees. The Policy does not provide for any per meeting attendance fees for any meeting of the Board or its Committees.

Equity Grants

Furthermore, the Policy provides that Outside Directors will be eligible to receive all types of awards (except incentive stock options) under the Company’s 2019 Stock Incentive Plan, as amended (the “Plan”) (or the applicable equity plan in place at the time of grant), including discretionary awards not covered under the Policy.

Subject to limitations on individual grants to Outside Directors under the Plan, upon an Outside Director’s appointment to the Board, such Outside Director automatically will be granted a nonstatutory stock option to purchase shares of the Company’s common stock having a grant date fair value of $320,000 (the “NSO Appointment Award”). Subject to further adjustment provisions as described in the Policy and the Plan, 25% of each NSO Appointment Award will vest on the one-year anniversary of the grant date, and the remaining portion of the NSO Appointment Award will vest on an equal monthly basis over the following 36 months, provided that the Outside Director is in continuous service with the Company or an affiliate of the Company through the applicable vesting date. Each NSO Appointment Award will vest fully upon a Change in Control (as defined in the Plan), in each case, provided that the Outside Director is in continuous service with the Company or an affiliate of the Company through the Change in Control.

In addition, subject to limitations on individual grants to Outside Directors under the Plan, on the first business day after each annual meeting of the Company’s stockholders (the “Annual Meeting”) beginning with the 2021 Annual Meeting, each Outside Director automatically will be granted a nonstatutory stock option to purchase shares of the Company’s common stock having a grant date fair value of $90,000 (the “Annual NSO Award”); provided that the initial Annual NSO Award granted on or after the Policy’s effective date shall be made on September 9, 2020. Subject to further adjustment provisions as described in the Policy and the Plan, 25% of each Annual NSO Award will vest on the one-year anniversary of the grant date, and the remaining portion of the Annual NSO Award will vest on an equal monthly basis over the following 36 months, provided that the Outside Director is in continuous service with the Company or an affiliate of the Company through the applicable vesting date. Each Annual NSO Award will vest fully upon a Change in Control (as defined in the Plan), in each case, provided that the Outside Director is in continuous service with the Company or an affiliate of the Company through the Change in Control.

With regard to any of the nonstatutory stock options granted under the Policy described above, the per share exercise price for all such options will be 100% of the fair market value of the shares underlying the options on the grant date.

The foregoing description of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Outside Director Compensation Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC.
(Registrant)

Date: September 11, 2020	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer